Exhibit 10.1
Implementation Agreement

ProLogis North American Closed-End Industrial Fund REIT II LLC
ProLogis
Macquarie ProLogis Management Limited
(as responsible entity of Macquarie ProLogis Trust)
Allens Arthur Robinson
Level 5, Deutsche Bank Place
Cnr Hunter and Phillip Streets
Sydney NSW 2000
Tel 61 2 9230 4000
Fax 61 2 9230 5333
www.aar.com.au
GDAB 205713435 ALWS
© Copyright Allens Arthur Robinson 2007

Implementation Agreement
Table of Contents

1. Definitions and Interpretation	1
1.1 Definitions	1
1.2 Interpretation	7
1.3 Business Day	8

2. Proposing the Scheme	8

3. Conditions Precedent	8
3.1 Conditions precedent	8
3.2 Reasonable endeavours	9
3.3 Notification	9
3.4 Waiver of Conditions Precedent	9
3.5 Conditions Precedent not met	10
3.6 ProLogis Nominee	10

4. Scheme	10
4.1 Redemption of Units	10
4.2 Redemption of Units held by any 5%+ Unitholders	10
4.3 Special Distribution	11
4.4 Payment of the Special Distribution	12
4.5 Payment of Redemption Price and Special Distributions	12
4.6 Recognising dealings in Units	12
4.7 Register	13

5. Implementation	13
5.1 General obligations	13
5.2 Section 897(i) Election	13
5.3 Redemption of SHEDS	15
5.4 MPR and MPIT Derivatives	15
5.5 Other transaction Steps	16
5.6 Timetable	17
5.7 Regulatory Approvals	17
5.8 Prescribed Occurrences and ordinary course	17
5.9 Board recommendations	18
5.10 Explanatory Memorandum	18
5.11 Consultation	18
5.12 Updating Explanatory Memorandum	18
5.13 Access to information	18

6. Representations and Warranties	19
6.1 ProLogis representations and warranties	19
6.2 MPML representations and warranties	20
6.3 No representation or reliance	20
6.4 Benefit	21
6.5 Survival	21

7. MPML’s Capacity and Liability	21

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7.1 Capacity	21
7.2 Limitation of liability	21
7.3 Exceptions	22
7.4 Survival	22

8. Confidentiality	22
8.1 General obligation	22
8.2 Permitted disclosures	22
8.3 Announcements	22
8.4 Injunction	23
8.5 Survival	23

9. Exclusivity	23
9.1 No shop	23
9.2 No due diligence	23
9.3 Notification	23
9.4 Exceptions	24

10. Termination	24
10.1 Mutual termination rights	24
10.2 Termination by ProLogis	24
10.3 Termination by MPML	24
10.4 Effect of termination	25

11. GST	25
11.1 Definitions	25
11.2 GST to be added to amounts payable	25
11.3 Liability net of GST	25
11.4 GST obligations to survive termination	26

12. General	26
12.1 Notices	26
12.2 Assignment	27
12.3 Expenses	27
12.4 Governing law and jurisdiction	27
12.6 Consents	27
12.7 Waiver	27
12.8 Amendments	28
12.9 No merger	28
12.10 Further assurances	28
12.11 Entire agreement	28
12.12 Counterparts	28

13. Guarantee	28
13.1 Undertaking	28
13.2 Liability unaffected by other events	28
13.3 Principal obligation	28

Annexure 1	30
Deed Poll	30

1. Definitions and Interpretation	30

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1.1 Definitions	30
1.2 Interpretation	30
1.3 Business Day	32

2. Conditions Precedent and Termination	32
2.1 Conditions precedent	32
2.2 Termination	32

3. Payment of subscription price by ProLogis	32

4. Other Transaction Steps	32

5. Warranties	32

6. Stamp Duty	33

7. Notices	33

8. General	34
8.1 Nature of deed poll	34
8.2 Governing law and jurisdiction	34
8.4 Waiver	34
8.5 Amendments	34
8.6 Assignment	34

Annexure 2	36
Timetable	36

Annexure 3	38
MPR Constitution Modifications	38

Annexure 4	41

Relevant Derivatives	41

Page (iii)

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Date	2007

Parties
1.	ProLogis North American Closed-End Industrial Fund REIT II LLC, a Delaware limited liability company with its office at 4545 Airport Way, Denver, Colorado 80239 (ProLogis)

2.	ProLogis, a Maryland real estate investment trust with its head office at 4545 Airport Way, Denver, Colorado 80239 (Guarantor)

3.	Macquarie ProLogis Management Limited (ABN 94 100 226 293) as responsible entity of Macquarie ProLogis Trust (ARSN 100 649 536) of Level 7, No. 1 Martin Place, Sydney NSW 2000 (MPML)

Recitals

A	ProLogis wishes to acquire, either itself or through a controlled entity, all of the issued units in Macquarie ProLogis Trust pursuant to the Scheme.

B	ProLogis and MPML have agreed to implement the Scheme and take the Transaction Steps on and subject to the terms of this Agreement.
It is agreed as follows.
1.	Definitions and Interpretation
1.1	Definitions

The following definitions apply unless the context requires otherwise.

ASIC means the Australian Securities and Investments Commission.

ASX means ASX Limited (ACN 008 624 691).

Business Day means a day, other than a Saturday, Sunday or public holiday, on which banks are open for business in Sydney.

Code means the Internal Revenue Code of 1986 (United States), as amended including the interpretations of it set out in the Treasury regulations promulgated under it.

Competing Proposal means a transaction that, if completed, would mean an Entity (other than a ProLogis Group Member) would:
(a)	directly or indirectly, acquire an interest in or become the holder of:
(i)	20% or more of the Units or 20% or more of the voting Securities in any Subsidiary of MPR; or

(ii)	the whole, or a substantial part, of the MPR Group’s business or assets;

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(b)	acquire control of MPR, within the meaning of section 50AA of the Corporations Act; or

(c)	otherwise acquire or merge (including by a reverse takeover bid or dual listed companies structure) with MPR.
Condition Precedent has the meaning given in clause 3.1.

Corporations Act means the Corporations Act 2001 (Cth).

Court means a court of competent jurisdiction under the Corporations Act.

Deed Poll means a deed poll substantially in the form of Annexure 1 under which ProLogis covenants in favour of the Scheme Participants to perform its obligations under this Agreement.

End Date means 31 July 2007 or such later day as the parties may agree.

Entity includes a natural person, a body corporate (including, without limitation, a United States limited liability company), a partnership, a trust and the trustee of a trust.

Exclusivity Period means the period commencing on the date of this Agreement and ending on the earlier of:
(b)	the date this Agreement is terminated in accordance with its terms; and

(c)	the Implementation Date.
Explanatory Memorandum means the notice of meeting and explanatory statement in relation to the Scheme to be sent to Unitholders.

Government Agency means:
(a)	any government or any governmental, semi-governmental, administrative, fiscal or judicial body, department, commission, authority, tribunal, agency or entity; or

(b)	any professional body or self-regulatory organisation that performs statutory functions, including the ASX.
Group Member means:
(a)	in relation to ProLogis – a ProLogis Group Member; and

(b)	in relation to MPML – an MPR Group Member.
Implementation Date means the tenth Business Day after the date of the Unitholders Meeting.

Information means any information that is disclosed under this Agreement in connection with the Scheme or the Transaction Steps, excluding Information that is already in the public domain other than because of a disclosure in breach of clause 8.1.

Insolvency Event means, in relation to an Entity:
(a)	insolvency official: the appointment of a liquidator, provisional liquidator, administrator, receiver, receiver and manager or other insolvency official (whether under an Australian law or a foreign law) to the Entity or to the whole or a substantial part of the property or assets of the Entity;

(b)	arrangements: the entry by the Entity into a compromise or arrangement with its creditors or, if it is a trustee, the creditors of its trust, generally;

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(c)	winding up:
(i)	the calling of a meeting to consider a resolution to wind up the Entity, other than where the resolution is frivolous or cannot reasonably be considered to be likely to lead to the actual winding up of the Entity; or

(ii)	the making of an application or order for the winding up or dissolution of the Entity, other than where the application or order (as the case may be) is set aside within 14 days;
(d)	suspends payment: the Entity suspends or threatens to suspend payment of its debts or, if it is a trustee, the debts of its trust, generally;

(e)	ceasing business: the Entity ceases or threatens to cease to carry on business or, if it is a trustee, the business of the trust; or

(f)	insolvency: the Entity is or becomes unable to pay its debts or, if it is a trustee, the debts of its trust, when they fall due within the meaning of the Corporations Act or is (or if it is a trustee, its trust is) otherwise presumed to be insolvent under the Corporations Act.
MPIT Relevant Derivative means the derivative contracts to which MPML as responsible entity of Macquarie ProLogis Income Trust is a party referred to in Part B of Annexure 4.

MPML Independent Directors means Trevor Gerber, Robert Joss and Stephen McConahey (or their replacements from time to time).

MPML Representative means:
(a)	an MPR Group Member other than MPML; and

(b)	any director, officer, employee or adviser of an MPR Group Member.
MPR means the Macquarie ProLogis Trust (ARSN 100 649 536) constituted by the MPR Constitution.

MPR Constitution means the constitution for MPR dated 20 May 2002 as amended by the First Supplemental Deed Poll dated 30 October 2002, the Second Supplemental Deed Poll dated 8 January 2003, the Third Supplemental Deed Poll dated 14 October 2005, the Fourth Supplemental Deed Poll dated 13 December 2006 and the Fifth Supplemental Deed Poll dated 21 December 2006.

MPR Constitution Modifications means the modifications of the MPR Constitution as set out in Annexure 3, amended, if required, to reflect the Redemption Price (as calculated under this Agreement) and any amendments to those modifications or other modifications that the parties acting in good faith reasonably agree are necessary or desirable to implement the Scheme.

MPR Group means MPR and its Subsidiaries and MPML.

MPR Group Member means an Entity that is part of the MPR Group.

MPR Information means all information in the Explanatory Memorandum or otherwise provided by MPML to Unitholders in connection with the Scheme, other than the ProLogis Information.

MPR Relevant Derivative means the derivative contracts to which MPML is a party referred to in Part A of Annexure 4.

Notes means the promissory notes issued by the REITs to Macquarie ProLogis Management Limited as responsible entity of Macquarie ProLogis Income Trust, the aggregate face value of which as at 31 December 2006 was US $114,654,219.12.

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Pre-Implementation Date means the ninth Business Day after the date of the Unitholders Meeting.

Prescribed Occurrence means the occurrence or authorisation of, or agreement to engage in, any of the following:
(a)	MPML converting all or any Units into a larger or smaller number of units;

(b)	an MPR Group Member resolving to reduce its capital in any way or reclassifying, combining, splitting, redeeming, repurchasing or cancelling directly or indirectly any of its Securities;

(c)	an MPR Group Member:
(i)	entering into a buy-back agreement; or

(ii)	resolving to approve the terms of a buy-back agreement;
(d)	MPML declaring, paying or distributing any part of the profits, capital or assets of MPR (other than a regular quarterly distribution to be paid by MPML to Unitholders; a distribution referred to in clause 4.3(b); or the Special Distribution);

(e)	an MPR Group Member issuing or granting, or agreeing to issue or grant, any Securities to an Entity that is not an MPR Group Member;

(f)	the MPR Constitution being modified or replaced;

(g)	an MPR Group Member disposing, or agreeing to dispose, of the whole, or a substantial part, of the MPR Group’s business or assets;

(h)	an MPR Group Member:
(i)	acquiring or disposing of;

(ii)	agreeing to acquire or dispose of; or

(iii)	offering, proposing, announcing a bid or tendering for,
any Securities, business, assets, interests in a joint venture, entity or undertaking the consideration (including the value of assumed liabilities) for which exceeds $250,000 in aggregate, other than in MPR’s ordinary course of business;

(i)	an MPR Group Member creating, or agreeing to create, any Security Interest over the whole, or a substantial part, of MPR Group’s business or assets, other than Security Interests that secure hedging transactions or similar financial instruments entered into in accordance with MPR’s existing treasury policies;

(j)	an MPR Group Member entering into an agreement or giving a commitment requiring total payments over $250,000, other than:
(i)	agreements or commitments entered into in MPR’s ordinary course of business; or

(ii)	under any hedging transactions or similar financial instruments entered into in accordance with MPR’s existing treasury policies;
(k)	an Insolvency Event occurring in relation to an MPR Group Member the assets of which exceeds $1,000,000; or

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(l)	an MPR Group Member changing any significant accounting policy applied by it to report its financial position (other than changes required to implement International Financial Reporting Standards or other applicable Australian Accounting Standards), provided that any acts or omissions by any MPR Group Member:
(a)	expressly permitted or required by this Agreement;

(b)	under or in connection with the Scheme or Transaction Steps; or

(c)	with ProLogis’s prior written approval,
are not Prescribed Occurrences.

ProLogis Group means the Guarantor and its Subsidiaries, including ProLogis and the ProLogis Nominee, but excluding any MPR Group Member.

ProLogis Group Member means an Entity that is part of the ProLogis Group.

ProLogis Information means information about the ProLogis Group that ProLogis gives MPML for inclusion in the Explanatory Memorandum.

ProLogis Nominee means the ProLogis Group Member which is nominated by ProLogis under clause 3.6.

ProLogis Representative means:
(a)	a ProLogis Group Member other than ProLogis; and

(b)	any director, officer, employee or adviser of a ProLogis Group Member.
Record Time means 7.00 pm on the eighth Business Day after the date of the Unitholders Meeting.

Redemption Price means $1.43, less:
(a)	that part of the Special Distribution referred to in clause 4.3(a) (Unwind of derivatives); and

(b)	the amount of any other distribution per Unit made or declared by MPML after the date of this Agreement and prior to the implementation of the Scheme of any part of the profits, capital or assets of MPR (other than any regular quarterly distribution, including the distribution for the quarter ending on 30 June 2007 if the Implementation Date does not occur until after 30 June 2007, and that part of the Special Distribution referred to in clause 4.3(b) (Pro-rata amounts)).
Regulatory Approval has the meaning given in clause 3.1.

Register means the register of unitholders of MPR.

REIT Opinion means an opinion from Messrs. Mayer,Brown,Rowe and Maw LLP to the effect that Macquarie ProLogis US Trust, Inc and Macquarie ProLogis Mexico Trust, Inc have each qualified for treatment as a real estate investment trust under the Code for each of their taxable years since their inception through and including their taxable years ending 31 December 2006, and that their organisation and proposed methods of operation will enable them to continue to meet the requirements for qualification and taxation as real estate investment trusts under the Code for their taxable years ending 2007, substantially in the form of the draft REIT opinion agreed between the parties and initialled for identification on or about the date of this Agreement.

Resolutions has the meaning given in clause 5.5(d).

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Scheme means the transactions between MPML, the ProLogis Nominee and the Scheme Participants set out in clause 4.

Scheme Participant means a person who is a Unitholder as at the Record Time.

Securities means:
(a)	shares in a body;

(b)	debentures of a body;

(c)	interests in a registered managed investment scheme;

(d)	legal or equitable rights or interests in:
(i)	shares;

(ii)	debentures; or

(iii)	interests in a registered managed investment scheme; or
(e)	options to acquire (whether by way of issue or transfer) a security covered by paragraphs (a), (b) or (c).
Security Interest means an interest or power:
(a)	reserved in or over any interest in any asset including any retention of title; or

(b)	created or otherwise arising in or over any interest in any asset under a bill of sale, mortgage, charge, lien, pledge, trust or power by way of security for the payment of debt or any other monetary obligation or the enforcement of any other obligation and whether or not existing or agreed to be granted or created.
SHEDS means the Step-up Hybrid Exchangeable Distributing Securities in Macquarie ProLogis Income Trust (ARSN 112 882 283).

SHEDS Terms of Issue means the terms of issue set out in Appendix A of the product disclosure statement published in relation to the SHEDS.

Special Distribution means the special distribution per Unit referred to in clause 4.3.

Subsidiary has the meaning given in the Corporations Act, but an Entity will also be taken to be a Subsidiary of an Entity if it is controlled by that Entity (as ‘control’ is defined in section 50AA of the Corporations Act) and, without limitation:
(a)	a trust may be a Subsidiary, for the purposes of which a unit or other beneficial interest will be regarded as a share; and

(b)	an Entity may be a Subsidiary of a trust if it would have been a Subsidiary if that trust were a corporation.
Tax means all kinds of taxes, duties, imposts, deductions and charges imposed by a government, together with interest and penalties.

Timetable means the timetable set out in Annexure 2, or as otherwise agreed by the parties.

Trading Cessation Date means the third Business Day after the date of the Unitholders Meeting.

Transaction Steps means the steps set out in clauses 5.2, 5.3, 5.4 and 5.5.

Unit means a fully paid unit in MPR.

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Unitholder means each person who is registered in the Register as the holder of Units from time to time.
Unitholders Meeting means the meeting of Unitholders to be convened to consider the Resolutions pursuant to the MPR Constitution.
1.2	Interpretation

In this Agreement, headings and boldings are for convenience only and do not affect the interpretation of this Agreement and, unless the context requires otherwise:
(a)	words importing the singular include the plural and vice versa;

(b)	words importing a gender include any gender;

(c)	other parts of speech and grammatical forms of a word or phrase defined in this Agreement have a corresponding meaning;

(d)	an expression importing a natural person includes any company, partnership, joint venture, association, corporation or other body corporate and any Government Agency;

(e)	a reference to any thing (including any right) includes a part of that thing, but nothing in this clause 1.2 implies that performance of part of an obligation constitutes performance of the obligation;

(f)	a reference to a clause, party, annexure, exhibit or schedule is a reference to a clause of, and a party, annexure, exhibit and schedule to, this Agreement and a reference to this Agreement includes any annexure, exhibit and schedule;

(g)	a reference to a statute, regulation, proclamation, ordinance or by-law includes all statutes, regulations, proclamations, ordinances or by-laws amending, consolidating or replacing it, and a reference to a statute includes all regulations, proclamations, ordinances and by-laws issued under that statute;

(h)	a reference to an agreement other than this Agreement includes an undertaking, deed, agreement or legally enforceable arrangement or understanding whether or not in writing;

(i)	a reference to a document includes all amendments or supplements to, or replacements or novations of, that document;

(j)	a reference to a document includes any agreement in writing, or any certificate, notice, instrument or other document of any kind;

(k)	a reference to a party to a document includes that party’s successors and permitted assigns;

(l)	a reference to an asset includes all property of any nature, including a business, and all rights, revenues and benefits;

(m)	a reference to dollars and $ is a reference to the lawful currency of the Commonwealth of Australia;

(n)	a reference to any time is a reference to that time in Sydney;

(o)	a reference to a body (including an institute, association or authority), other than a party, whether statutory or not:
(iii)	that ceases to exist; or

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(iv)	whose powers or functions are transferred to another body,
is a reference to the body that replaces it or substantially succeeds to those of its powers or functions that relate to the subject matter of this Agreement;
(p)	a reference to anything that any party must do, or not do, includes:
(v)	its acts, defaults and omissions, whether direct or indirect, and whether on its own account, or for or through any other person; and

(vi)	acts, defaults and omissions that it permits or suffers to be done, or not done, by any other person;
(q)	a reference to anything done or not done by a trust includes a reference to things done or not done by the trustee of the trust in the trustee’s capacity as trustee of the trust;

(r)	no provision of this Agreement will be construed adversely to a party solely on the ground that the party was responsible for the preparation of this Agreement or that provision; and

(s)	use of the expressions “include” and “in particular” does not limit the generality of the preceding words, or exclude anything not expressly included or particularised.
1.3	Business Day

Except where otherwise expressly provided, where under this Agreement the day on which any act, matter or thing is to be done is a day other than a Business Day, such act, matter or thing will be done on the next Business Day.

2.	Proposing the Scheme

Subject to the terms of this Agreement:
(a)	MPML agrees to propose the Scheme to Unitholders and to carry out the Transaction Steps for which it is responsible in accordance with this Agreement; and

(b)	ProLogis agrees to perform its obligations under the Scheme and to carry out the Transaction Steps for which it is responsible in accordance with this Agreement.
3.	Conditions Precedent

3.1	Conditions precedent

The parties’ obligations under clause 4 do not become binding until each of the following conditions precedent (each, a Condition Precedent) has been satisfied or, where permitted, waived:
(a)	(Unitholder approval) the Resolutions are approved by the requisite majorities of Unitholders;

(b)	(ASIC and ASX)
(i)	ASIC and ASX issue or provide such consents, waivers, approvals or do such other acts that are necessary to implement the Scheme;

(ii)	ASX grant any necessary waivers or approvals to allow a ProLogis Group Member to purchase the Notes from the Macquarie ProLogis Income Trust as envisaged by

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clause 5.3(c)(i) without the need for a meeting of members of Macquarie ProLogis Income Trust;
(c)	(Government Agencies) all other approvals of a Government Agency which the parties agree are necessary to implement the Scheme have been obtained;

(d)	(restraints) no temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the Scheme is in effect as at 9.00 am on the Implementation Date; and

(e)	(opinions) on the Pre-Implementation Date, ProLogis has received the signed REIT Opinion.
For the purposes of this clause 3.1, an approval in clause 3.1(b) or 3.1(c) (each, a Regulatory Approval) will not be regarded as having been obtained unless given unconditionally or subject to conditions which are satisfactory to the party subject to the condition.
3.2	Reasonable endeavours

Each party must use reasonable endeavours to ensure that each Condition Precedent is satisfied as soon as possible and in any event on or before, in relation to the approval in clause 3.1(b)(ii), the date upon which MPML is to issue the Issuer Realisation Notice pursuant to clause 5.3(a), and, otherwise, the End Date. This includes, in relation to the approval in clause 3.1(b)(ii), MPML applying for that approval in its capacity as responsible entity of Macquarie ProLogis Income Trust (or in such other manner acceptable to ASX). Without limiting the rest of this clause, each party must provide the other party with reasonable assistance to satisfy the Conditions Precedent.

3.3	Notification

Each party must promptly notify the other in writing if it discovers that any Condition Precedent is satisfied or becomes incapable of being fulfilled.

3.4	Waiver of Conditions Precedent
(a)	The Conditions Precedent in clauses 3.1(a), 3.1(b), 3.1(c) and 3.1(d) are for the benefit of each party and any breach or non-fulfilment of any of those Conditions Precedent may only be waived by the written agreement of both parties.

(b)	The Condition Precedent in clause 3.1(e) is for the benefit of ProLogis and any breach or non-fulfilment of that Condition Precedent may only be waived by notice in writing from ProLogis to MPML.

(c)	Waiver of the breach or non-fulfilment of a Condition Precedent in accordance with this clause 3.4 does not:
(i)	affect the party’s right to bring a claim against the other party for any breach of this Agreement; or

(ii)	waive the breach or non-fulfilment of any other Condition Precedent in accordance with this clause 3.4.

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3.5	Conditions Precedent not met

Either party may terminate this Agreement at any time with immediate effect by written notice to the other party if:
(a)	a Condition Precedent is not satisfied, or becomes incapable of being satisfied, on or by the End Date; and

(b)	where the Condition Precedent is capable of being waived in accordance with clause 3.4, the Condition Precedent is not waived; and

(c)	the Condition Precedent in clause 3.1(b)(ii) is not satisfied or waived by both parties prior to the date upon which MPML is to issue the Issuer Realisation Notice pursuant to clause 5.3(a).
3.6	ProLogis Nominee

Prior to the date of the Unitholders Meeting, ProLogis must, by notice in writing to MPML, nominate a ProLogis Group Member (which for the avoidance of doubt, may be itself) as the ProLogis Nominee for the purposes of this Agreement.

4.	Scheme

4.1	Redemption of Units

The parties agree that the following will occur upon implementation of the Scheme on the Implementation Date, in the order set out below:
(a)	ProLogis will cause the ProLogis Nominee to:
(i)	subscribe for that number of Units in MPR equal to the number of Units on issue immediately prior to implementation of the Scheme (other than any Units subscribed for by the ProLogis Nominee under clause 4.2(a)(i)) at a subscription price per Unit equal to the Redemption Price per Unit; and

(ii)	pay the subscription price for those Units to MPML in immediately available funds;
(b)	MPML will issue to the ProLogis Nominee the Units subscribed for under paragraph (a) above;

(c)	MPML will effect a redemption of all of the Units on issue at that time (other than the Units subscribed for by the ProLogis Nominee under clause 4.1(a) and any Units subscribed for by the ProLogis Nominee under clause 4.2(a)(i));

(d)	MPML will pay the Redemption Price for the Units redeemed under paragraph (c) above, in accordance with clause 4.5.
4.2	Redemption of Units held by any 5%+ Unitholders

The parties agree that where clause 5.2(c) applies (but not otherwise), the following will occur on the Pre-Implementation Date, in the order set out below:
(a)	ProLogis will cause the ProLogis Nominee to:

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(i)	subscribe for that number of Units in MPR equal to the number of Units redeemed in accordance with paragraph (c) below at a subscription price per Unit equal to the Redemption Price per Unit; and

(ii)	pay the subscription price for those Units to MPML in immediately available funds;
(b)	MPML will issue to the ProLogis Nominee the Units subscribed for under paragraph (a) above;

(c)	MPML will effect a redemption of all of the Units held by each Scheme Participant who is the registered holder of any Units referred to in clause 5.2(c)(iii); and

(d)	MPML will pay the Redemption Price for the Units redeemed under paragraph (c) above (less the amount of any Tax (or an estimate of it) that MPML will become liable for as a result of or in connection with the filing of the Section 897(i) election in accordance with clause 5.2 in respect of those Units) into an account in the name of MPML to be held on behalf of those Scheme Participants pending implementation of the Scheme on the Implementation Date, following which the Redemption Price per Unit (net of any such amount or estimated amount in respect of that Unit) will be paid by MPML to those Scheme Participants in accordance with clause 4.5.
If implementation of the Scheme does not take place on the Implementation Date and any Units have been redeemed under this clause 4.2, then without prejudice to a party’s rights under this agreement in the event the Scheme has not been implemented due to the fault of another party, or where another party is in breach of this agreement, the parties must do everything reasonably practicable to re-issue to each Unitholder whose Units have been so redeemed the number of units equivalent to those redeemed and otherwise do everything reasonably practicable to restore that Unitholder and the ProLogis Nominee to the economic position each had been in before the redemption. The issue price for any issue of Units under this clause will be the Redemption Price.
4.3	Special Distribution

The parties agree that upon the Pre-Implementation Date (before any Units are redeemed or issued in accordance with clause 4.2), MPML will determine to distribute (as a distribution of trust income) an amount per Unit then on issue equal to the sum of (a) and (b) below:
(a)	(Unwind of derivatives) an amount equal to the sum of:
(i)	the aggregate net amount payable to MPML as a result of closing out or assignment of the MPR Relevant Derivatives in accordance with clause 5.4; and

(ii)	the aggregate net amount to be distributed by MPML as responsible entity of the Macquarie ProLogis Income Trust to MPML as responsible entity of the Macquarie ProLogis Trust as a result of closing out or assignment of the MPIT Relevant Derivatives in accordance with clause 5.4, divided by the number of Units on issue as at the Record Time; rounded down to the second decimal point of a cent; and
(b)	(Pro-rata amounts) the amount per Unit referred to either (i) or (ii) below, as required:

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(i)	if the Pre-Implementation Date is before 30 June 2007, an amount per Unit equal to that proportion of $0.02 which the number of days from 1 April 2007 up until and including the Pre-Implementation Date bears to the total number of days in the quarter ending 30 June 2007, rounded down to the second decimal point of a cent; and

(ii)	if the Pre-Implementation Date is after 30 June 2007, an amount per Unit equal to that proportion of $0.02 which the number of days from 1 July 2007 up until and including the Implementation Date bears to the total number of days in the quarter ending 30 September 2007, rounded down to the second decimal point of a cent.
4.4	Payment of the Special Distribution

The Special Distribution will be paid to Scheme Participants in accordance with clause 4.5.

4.5	Payment of Redemption Price and Special Distributions
(a)	Within three Business Days after the Implementation Date, MPML will pay to each Scheme Participant the Redemption Price per Unit and the Special Distribution per Unit held by that Scheme Participant at the Record Time.

(b)	MPML shall, subject to clause 4.2(d), pay the amount referred to in clause 4.5(a) in Australian currency either by:
(iii)	electronic funds transfer to an account nominated by the Scheme Participant; or

(iv)	cheque sent by pre-paid post:
(A)	in the case of Scheme Participants who are registered as holding the Units jointly – to the address recorded in the Register at the Record Time of the person whose name appears first in the Register in respect of the joint holding; or

(B)	otherwise – to the Scheme Participant’s address recorded in the Register at the Record Date.
4.6	Recognising dealings in Units

For the purposes of the Scheme, MPML must recognise only the following dealings in Units:
(a)	any redemption or issue of Units in accordance with clause 4.1 or 4.2;

(b)	for dealings of the type effected using CHESS – dealings where the transferee is registered in the Register as the holder of the relevant Units by the Record Time; and

(c)	for other types of dealings – dealings:
(i)	that occurred before the close of business on the Trading Cessation Date; and

(ii)	in respect of which a registrable transmission application or transfer in registrable form is received at or before the Record Time at the place where the Register is kept.
Otherwise, MPML must not register or recognise for any purpose any dealing in Units.

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4.7	Register

MPML must:
(a)	register any transmission applications or transfers which comply with and are received in accordance with clause 4.6(c) before the Record Time; and

(b)	otherwise maintain the Register in accordance with clause 4.6 until the Units have been redeemed as contemplated by clause 4.1 or 4.2.
The Register in this form must be the sole basis for determining rights to payment under the Scheme.
5.	Implementation

5.1	General obligations

Subject to any applicable laws and the ASX Listing Rules (including MPML’s duties as the responsible entity of MPR), each party must execute all documents and take all necessary action within its power to implement the Scheme, including the Transaction Steps in clauses 5.2, 5.3, 5.4 and 5.5. In particular, each party must provide the other party with reasonable assistance to implement the Transaction Steps. No other provision of clause 5 limits the generality of this clause 5.1.

5.2	Section 897(i) Election
(a)	Immediately following execution of this Agreement and prior to the public announcement of the Scheme, MPML will file an election under section 897(i) of the Code and pay to the relevant Tax authority the amount of Tax which is required in order to file that election, as notified by ProLogis to MPML prior to the execution of this Agreement.

(b)	If at any time following the public announcement of the Scheme and prior to the Record Time, ProLogis determines that the election made by MPML in accordance with paragraph (a) above (or the last election made under any prior application of this paragraph (b)) is invalid for any reason (including because at the time the election was made any Units were beneficially owned by a person who was at that time or had previously been the beneficial owner of more than 5% of the Units on issue), ProLogis may:
(i)	at its election seek the consent of any person required in order for MPML to file a new election under section 897(i) of the Code or seek to acquire the relevant Units so that ProLogis can give any necessary consent; and

(ii)	request MPML to immediately file a new election under section 897(i) of the Code and pay to the relevant Tax authority the amount of Tax which is required in order to file that election, as notified by ProLogis to MPML.
If a request is made under sub-paragraph (ii) above, MPML will immediately comply with that request but subject to ProLogis providing to MPR, by way of loan, the funds which MPR is to pay in accordance with clause 5.2(b)(ii). This paragraph (b) may apply any number of times if an election made in accordance with this paragraph is invalid for the reasons described above.

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(c)	If at the Record Time:
(i)	ProLogis determines that the last election made by MPML in accordance with paragraph (a) or (b) above is invalid for any reason (including because at the time the election was made any Units were beneficially owned by a person who was at that time or had previously been the beneficial owner of more than 5% of the Units on issue); and

(ii)	ProLogis has not obtained the consent of any person required in order for MPML to file a new election under section 897(i) of the Code or acquired the relevant Units so that ProLogis can give the necessary consent;

(iii)	those Units continue to be beneficially owned by a person who is at that time or has previously been at any time the beneficial owner of more than 5% of the Units on issue, then clause 4.2 will apply and MPML will, if requested by ProLogis, prior to implementation of the Scheme file a new election under section under section 897(i) of the Code and pay to the relevant Tax authority the amount of Tax which is required in order to file that election, as notified by ProLogis to MPML.
(d)	MPML will execute all documents and take all steps reasonably required by ProLogis to make any section 897(i) election referred to above (including seeking a refund of any Tax paid with any prior election subsequently found to be invalid) and to assist ProLogis in identifying whether at the time of execution of this Agreement or at any time thereafter any Units were beneficially owned by a person who was at that time or had previously been the beneficial owner of more than 5% of the Units on issue (including issuing disclosure notices under Part 6C.2 of the Corporations Act).

(e)	If implementation of the Scheme does not occur before the End Date for any reason other than where:
(i)	ProLogis terminates this Agreement under clause 10 due to material breach on the part of MPML; or

(ii)	a Competing Proposal is announced or made on or before the End Date and, at any time, the person announcing or making Competing Proposal (and/or any associate (as defined in section 12 of the Corporations Act) of that person) completes the Competing Proposal (or any variation of that Competing Proposal),
ProLogis will on demand from MPML reimburse to MPML the amount of any Tax which MPML was required to pay in order to file an election under section 897(i) of the Code (as notified by ProLogis to MPML at the time) less the amount of any refund of that Tax which MPML has received. If following any reimbursement under this paragraph (e), any Tax which is the subject of that reimbursement is refunded to MPML, MPML will immediately pay the refunded amount to ProLogis.
(f)	In the circumstances referred to in paragraph (e) above, MPML will take all steps reasonably required to obtain a refund of all Tax paid in order to file an election under section 897(i) of the Code.

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(g)	In this clause 5.2, “beneficial owner” means a “person” as such term is defined for the purpose of section 897 of the Code.
5.3	Redemption of SHEDS
(a)	Following release of the Explanatory Memorandum to the ASX in accordance with clause 5.5(a)(v), MPML must (provided the independent expert’s report concludes that the Scheme is fair and reasonable and in the best interests of Unitholders) instruct Macquarie ProLogis Management Limited (as responsible entity of the Macquarie ProLogis Income Trust) to issue at a time which is 25 business days (as defined in the SHEDS Terms) prior to the anticipated Implementation Date an Issuer Realisation Notice (as defined in the SHEDS Terms of Issue) in respect of all the SHEDS then on issue in accordance with clause 5.3(a) of the SHEDS Terms of Issue.

(b)	MPML must also procure that that notice specifies that the SHEDS are to be redeemed not exchanged and that redemption occurs in accordance with clause 5.5(c) of the SHEDS Terms (read with paragraph (b) of the definition of “Change of Current Event” in clause 9 of the SHEDS Terms).

(c)	Prior to the scheduled time for redemption of the SHEDS, ProLogis must provide Macquarie ProLogis Management Limited (as responsible entity of the Macquarie ProLogis Income Trust) with funding to effect the redemption by:
(i)	purchasing, or causing a ProLogis Group Member to purchase, the Notes from Macquarie ProLogis Management Limited (as responsible entity of the Macquarie ProLogis Income Trust) at the face value of the Notes; and

(ii)	advancing, or causing a ProLogis Group Member to advance, to Macquarie ProLogis Management Limited (as responsible entity of the Macquarie ProLogis Income Trust) the difference between the aggregate redemption amount in respect of the SHEDS and the face value of the Notes payable under sub-paragraph (i) above. This advance may be by way of loan or equity contribution to Macquarie ProLogis Income Trust, at ProLogis’ election.
5.4	MPR and MPIT Derivatives

If the Resolutions are passed by the requisite majorities of Unitholders at the Unitholders Meeting, MPML must:
(a)	take all steps necessary in relation to each of the MPR Relevant Derivatives to either close out that derivative or, if directed by ProLogis, assign that derivative to ProLogis or its nominee, so that the aggregate net amount payable to MPML as a result of closing out or assignment of the MPR Relevant Derivatives will be paid to MPML prior to the Pre-Implementation Date;

(b)	ensure that Macquarie ProLogis Management Limited as responsible entity of the Macquarie ProLogis Trust:
(i)	takes all steps necessary in relation to each of the MPIT Relevant Derivatives to either close out that derivative or, if directed by ProLogis, assign that derivative to ProLogis or its nominee, so that the aggregate net amount payable to MPML in

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that capacity as a result of closing out or assignment of the MPIT Relevant Derivatives will be paid to it prior to the Pre-Implementation Date; and
(ii)	distributes that aggregate net amount to MPML as the sole ordinary unit holder in the Macquarie ProLogis Income Trust after the redemption of the SHEDS and prior to the Pre-Implementation Date.
5.5	Other transaction Steps

The parties must take the following steps (which, together with the steps in clauses 5.2, 5.3 and 5.4) are referred to in this Agreement as the Transaction Steps):
(a)	MPML must:
(i)	execute all documents that are necessary or desirable for it to execute to implement the Scheme;

(ii)	prepare the Explanatory Memorandum in accordance with clause 5.10;

(iii)	appoint an independent expert to provide an opinion to Unitholders as to whether the proposal is fair and reasonable to Unitholders, and whether the Scheme is in the best interests of Unitholders as a whole;

(iv)	without limiting clause 3.2, seek confirmation from the ASX that it does not object to the draft MPR Constitution Modifications or the draft Explanatory Memorandum under ASX Listing Rule 15.1;

(v)	without limiting clause 3.2, subject to obtaining the confirmation described in (iv):
(A)	release the Explanatory Memorandum and proxy form to the ASX: and

(B)	print and send the Explanatory Memorandum and a proxy form to Unitholders in accordance with the MPR Constitution and the Corporations Act; and
(vi)	hold the Unitholders Meeting in accordance with the MPR Constitution and the Corporations Act.
(b)	Each party must promptly apply for all relevant Regulatory Approvals it requires to be able to implement the Scheme and take all steps for which it is responsible as part of the approval process, including responding to requests for information at the earliest practicable time.

(c)	ProLogis must, prior to despatch of the Explanatory Memorandum to Unitholders, execute the Deed Poll.

(d)	Without limiting clause 5.9, MPML must, subject to its duties as the responsible entity of MPR, use reasonable endeavours to obtain approval of the following resolutions (the Resolutions) at the Unitholders Meeting:
(i)	a special resolution of Unitholders approving the amendments to the MPR Constitution in the manner contemplated by the MPR Constitution Modifications and authorising MPML to sign and lodge with ASIC a supplemental deed poll to give effect to those amendments;

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(ii)	an ordinary resolution approving for all purposes, including for the purposes of section 611 item 7 of the Corporations Act, the steps required to implement the Scheme.
(e)	If the Resolutions are passed by the requisite majorities of Unitholders, MPML must within one Business Day after the Unitholder Meeting lodge:
(i)	a copy of the MPR Constitution Modifications with ASIC under section 601GC(2) of the Corporations Act and a consolidated copy of the MPR Constitution (as amended by the MPR Constitution Modifications) if requested by ASIC under section 601GC(3) of the Corporations Act; and

(ii)	all other notices and forms required by law or the ASX Listing Rules to be lodged with ASIC or the ASX in relation to the Resolutions.
(f)	The parties must use reasonable endeavours to ensure that the ASX suspends trading in Units no later than the close of trading on the Trading Cessation Date.
5.6	Timetable

Each party must complete all Transaction Steps for which it is responsible and perform all its other obligations by the times and/or dates specified in the Timetable (to the extent specified in the Timetable).

5.7	Regulatory Approvals
(a)	Each party must consult the other in advance in relation to all communications (whether written or oral, and whether direct or through agents or advisers) with any Government Agency relating to any Regulatory Approval. In particular, each party must:
(i)	give the other party drafts of any material written communications to be sent to a Government Agency and make such changes to those communications as the other party reasonably requests; and

(ii)	give the other party copies of any written communications sent to, or received from, a Government Agency promptly on sending or receiving them (as the case may be).
(b)	Each party is entitled to be represented and to make submissions at any meeting with any Government Agency relating to any Regulatory Approval.
5.8	Prescribed Occurrences and ordinary course
(a)	To the extent that the Prescribed Occurrences are within its control, MPML must procure that, before the Implementation Date, no Prescribed Occurrence occurs without ProLogis’s prior written consent.

(b)	From the date of this Agreement until the Implementation Date, MPML must conduct, and must procure that each member of the MPML Group conducts, its activities in the ordinary course and in accordance with any MPML Group Member operational and approval protocols in place on the date of this Agreement.

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5.9	Board recommendations
(a)	Immediately after entering into this Agreement, MPML must issue a public announcement, in a form previously agreed, that includes a clear statement that the MPML Independent Directors unanimously recommend approval of the Scheme in the absence of a superior Competing Proposal and subject to the independent expert expressing the opinion that the Scheme is fair and reasonable and in the best interests of Unitholders.

(b)	MPML will be in material breach of this Agreement if the MPML Independent Directors change or modify their unanimous recommendation in favour of the Scheme unless:
(i)	the independent expert, appointed by MPML to opine on the Scheme, fails to conclude that the Scheme is fair and reasonable and in the best interest of Unitholders; or

(ii)	the MPML Independent Directors determine, in the manner set out in clause 9.4, that a Competing Proposal constitutes a superior proposal to the Scheme.
5.10	Explanatory Memorandum
(a)	MPML must prepare the Explanatory Memorandum so that it complies with all applicable laws, ASIC policy, Takeovers Panel guidance notes and ASX Listing Rules, and includes:
(i)	the Resolutions;

(ii)	a report prepared by an independent expert as to whether the Scheme is fair and reasonable and in the best interest of Unitholders; and

(iii)	a statement that, subject to the provisos in clause 5.9(b), the MPML Independent Directors unanimously recommend that Unitholders approve the Resolutions.
(b)	ProLogis must assist MPML in the earliest possible preparation of the Explanatory Memorandum. In particular, it must give MPML the ProLogis Information. MPML must obtain ProLogis’s approval for the form and context in which the ProLogis Information appears in the Explanatory Memorandum.
5.11	Consultation

MPML must consult ProLogis about the contents of the Explanatory Memorandum and must seek to resolve in good faith any dispute about the content of any part of the Explanatory Memorandum with a view to reaching agreement, where reasonable in the timeframe.

5.12	Updating Explanatory Memorandum

Each party must ensure that those parts of the Explanatory Memorandum for which the party is responsible are updated with any information of which the party becomes aware between the date the Explanatory Memorandum is sent to Unitholders and the date of the Meeting, that is necessary to ensure that the Explanatory Memorandum is not misleading or deceptive, or likely to mislead or deceive, in any material respect, and comply with all applicable laws, ASIC policy, Takeovers Panel guidance notes and ASX Listing Rules.

5.13	Access to information

Before the Implementation Date, MPML must:

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(a)	give ProLogis reasonable access to its records (subject to any existing confidentiality obligations owed to third parties), premises and personnel and the records, premises or personnel of any Entity it manages, and reasonable co-operation:
(i)	for the purpose of implementing the Scheme and other Transaction Steps; and

(ii)	for any other purpose which the parties agree; and
(b)	give ProLogis all information that ProLogis reasonably requires to implement the Transaction Steps and otherwise perform its obligations under this Agreement, subject to the proper performance by MPML, and the directors and officers of MPML, of their statutory and fiduciary duties.
6.	Representations and Warranties

6.1	ProLogis representations and warranties

ProLogis represents and warrants to MPML and each MPML Representative, as at the date of this Agreement, the Implementation Date and any other time to which a representation in this clause 6.1 is expressed to be given, that:
(a)	(status) ProLogis is a company duly incorporated and validly existing under the laws of the place of its incorporation;

(b)	(power) ProLogis has the power to enter into and perform its obligations under this Agreement and to carry out the transactions contemplated by this Agreement;

(c)	(corporate authorisations) ProLogis has taken all necessary corporate action to authorise the entry into and performance of this Agreement and to carry out the transactions contemplated by this Agreement;

(d)	(valid obligations) subject to laws generally affecting creditors’ rights and the principles of equity, each of ProLogis’s obligations under this Agreement is valid and binding and is enforceable against ProLogis in accordance with the terms of this Agreement;

(e)	(transactions permitted) the execution and performance by ProLogis of this Agreement and each transaction contemplated under this Agreement did not and will not violate in any respect a provision of:
(i)	a law or treaty or a judgment, ruling, order or decree of a government or governmental authority or agency binding on ProLogis;

(ii)	ProLogis’s constitution or other constituent documents; or

(iii)	any other document or agreement which is binding on ProLogis or its assets;
(f)	(ProLogis Information) all ProLogis Information given to MPML for inclusion in the Explanatory Memorandum:
(i)	has been given in good faith and on the understanding that MPML is relying on that information to prepare the Explanatory Memorandum and propose and implement the Scheme;

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(ii)	will be true and correct in all material respects as at the date the Explanatory Memorandum is sent to Unitholders; and

(iii)	is not misleading or deceptive, or likely to mislead or deceive, (whether by omission or otherwise) as at the date the Explanatory Memorandum is sent to Unitholders.
6.2	MPML representations and warranties

MPML represents and warrants to ProLogis and each ProLogis Representative, as at the date of this Agreement, the Implementation Date and any other time to which a representation in this clause 6.2 is expressed to be given, that:
(a)	(status) MPML is a corporation duly incorporated and validly existing under the laws of the place of its incorporation;

(b)	(power) MPML has the power to enter into and perform its obligations under this Agreement to carry out the transactions contemplated by this Agreement;

(c)	(corporate authorisations) MPML has taken all necessary corporate action to authorise the entry into and performance of this Agreement and to carry out the transactions contemplated by this Agreement;

(d)	(valid obligations) subject to laws generally affecting creditors’ rights and the principles of equity, each of MPML’s obligations under this Agreement is valid and binding and is enforceable against MPML in accordance with the terms of this Agreement;

(e)	(transactions permitted) subject to the approvals contemplated by this Agreement, the execution and performance by MPML of this Agreement and each transaction contemplated under this Agreement did not and will not violate in any respect a provision of:
(iv)	a law or treaty or a judgment, ruling, order or decree of a government or governmental authority or agency binding on MPML;

(v)	MPML’s constitution, the MPR Constitution or other constituent documents; or

(vi)	any other document or agreement which is binding on MPML or its assets; and
(f)	(MPR Information) all MPR Information in the Explanatory Memorandum:
(vii)	has been included in good faith;

(viii)	will be true and correct in all material respects as at the date the Explanatory Memorandum is sent to Unitholders; and

(ix)	is not misleading or deceptive, or likely to mislead or deceive, (whether by omission or otherwise) as at the date the Explanatory Memorandum is sent to Unitholders.
6.3	No representation or reliance

Each party acknowledges that it has not entered into this Agreement in reliance on any warranty or representation made by or on behalf of the other party, except the warranties and representations set out in this Agreement. This acknowledgement does not prejudice any rights a party may have in relation to information sent to Unitholders or filed by the other party with ASIC or the ASX.

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6.4	Benefit
(a)	MPML holds the benefit of the representations and warranties in clause 6.1 (the ProLogis Warranties) on trust severally for each MPML Representative and the Unitholders. ProLogis acknowledges that MPML and each MPML Representative may bring action directly against ProLogis in respect of any breach of the ProLogis Warranties.

(b)	ProLogis holds the benefit of the representations and warranties in clause 6.2 (the MPML Warranties) on trust severally for each ProLogis Representative. MPML acknowledges that ProLogis and each ProLogis Representative may bring action directly against MPML in respect of any breach of the MPML Warranties.
6.5	Survival

The rights and obligations of MPML, each MPML Representative, ProLogis and each ProLogis Representative under this clause 6 survive termination of this Agreement. Each of the ProLogis Warranties and the MPML Warranties is severable and separately enforceable.
7.	MPML’s Capacity and Liability

7.1	Capacity

MPML enters this Agreement only in its capacity as responsible entity of MPR and in no other capacity. References in this Agreement to MPML are to be construed accordingly unless otherwise expressly provided.

7.2	Limitation of liability
(a)	Liabilities arising under, or in connection with, this Agreement can be enforced against MPML only to the extent to which they can be satisfied out of the assets of MPR out of which MPML is actually indemnified for the liability.

(b)	In respect of such liabilities, ProLogis must not seek recourse to any assets that MPML holds in any capacity other than as responsible entity of MPR. In particular, ProLogis must not:
(i)	seek appointment of a receiver or receiver and manager (except in relation to MPR’s assets), liquidator, provisional liquidator, administrator or any similar person to MPML; or

(ii)	prove in any liquidation, administration or arrangement of, or affecting, MPML (except in relation to MPR’s assets).
(c)	MPML does not have to incur any obligation under this Agreement unless its liability in respect of that obligation is limited in the same manner as in this clause 7.2.

(d)	No attorney, agent, receiver or receiver and manager appointed under this Agreement is authorised to act on behalf of MPML in a way that exposes it to any personal liability.

(e)	Subject to clause 7.3, the limitations in this clause 7.2 apply despite any other term of this Agreement, and extend to all MPML’s liabilities in connection with any act, error, omission, agreement, transaction, representation or obligation relating to this Agreement.

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7.3	Exceptions

Clause 7.2 does not apply to any liability of MPML to the extent that it is not satisfied because:
(a)	the extent of MPML’s indemnification out of MPR’s assets is reduced under the MPR Constitution or by operation of law, as a result of MPR’s fraud, negligence or breach of trust; or

(b)	MPML failed to exercise any right of indemnity it has under the MPR Constitution in respect of that obligation or liability; or

(c)	MPML released or waived any rights of indemnity it has under the MPR Constitution, or engaged in acts or omissions which deprived MPML of such rights to be indemnified.
MPML’s acts, errors or omissions (including related breaches of this Agreement) do not constitute fraud, negligence or breach of trust by MPML for the purposes of this clause 7.3 to the extent to which they were caused or contributed to by any act, error or omission of any other person, other than a person referred to in section 601FB(2) of the Corporations Act.
7.4	Survival

The limitations and obligations under this clause 7 survive termination of this Agreement.

8.	Confidentiality

8.1	General obligation

Subject to clause 8.2, the parties must not, and must use their respective best endeavours to ensure that their respective directors, officers, employees, advisers and auditors do not, disclose any Information or use any Information.

8.2	Permitted disclosures

A party may disclose and use, and may permit the party’s directors, officers, employees, advisers and auditors to disclose and use, Information:
(a)	with the other party’s prior written consent;

(b)	in the ordinary and proper course of the ordinary performance of the party’s functions under this Agreement;

(c)	for the purpose of implementing the Scheme or Transaction Steps, including in any document issued in connection with the Scheme or the Transaction Steps;

(d)	in connection with the enforcement of this Agreement; or

(e)	to the extent that any applicable law or Government Agency requires disclosure of the Information.
8.3	Announcements
(a)	If a party proposes to disclose Information in circumstances permitted by clause 8.2(e), it must give the other party at least one day’s notice, or such lesser period as may be required or permitted by the law or Government Agency.

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(b)	If a party proposes to disclose Information in a public document in circumstances permitted by clause 8.2, it must first consult the other party and use best endeavours to agree on the form and content of the disclosure.

(c)	Nothing in this clause 8.3 limits the parties’ obligations under clause 8.1.
8.4	Injunction

Each party acknowledges that:
(a)	it may obtain Information concerning the other party’s Group Members and their business;

(b)	disclosure of Information could cause material loss to the other party; and

(c)	as monetary damages alone would not adequately compensate the other party for the party’s breach of this clause 8, the other party may seek an injunction from a court if:
(i)	the party breaches or threatens to breach this clause 8; or

(ii)	the other party has reason to believe that the party will breach this clause 8.
8.5	Survival

The parties’ rights and obligations under this clause 8 survive termination of this Agreement.
9.	Exclusivity

9.1	No shop

During the Exclusivity Period, MPML must ensure that neither it nor any MPML Representative directly or indirectly solicits, invites, facilitates, encourages or initiates any enquiries, negotiations or discussions, or communicates any intention to do any of these things, with a view to obtaining any expression of interest, offer or proposal from any person in relation to a Competing Proposal.
9.2	No due diligence

Subject to clause 9.4, during the Exclusivity Period, MPML must ensure that neither it nor any MPML Representative solicits, initiates or permits any party (other than ProLogis or a ProLogis Representative) to undertake due diligence investigations on the MPR Group for the purposes of enabling that person to make, or consider making, a Competing Proposal.
9.3	Notification

Subject to clause 9.4, during the Exclusivity Period, MPML must immediately inform ProLogis if it is approached by any person to engage in any activity that would breach its obligations in clauses 9.1 or 9.2 (or would breach its obligations in clause 9.2 if it were not for clause 9.4) and provide in writing to ProLogis:
(a)	the identity of that person; and

(b)	details of the expression of interest and/or proposed Competing Proposal made by the person making the approach and details of any discussions between such person and MPML or MPML Representatives.

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9.4	Exceptions

The restrictions in clause 9.2 and the notification obligations in clause 9.3 do not apply to the extent that they restrict MPML or the MPML Independent Directors from taking or refusing to take any action with respect to a bona fide Competing Proposal (which was not encouraged, solicited or invited, facilitated or initiated by MPML or an MPML Representative in contravention of clause 9.1 provided that the MPML Independent Directors have determined, in good faith and acting reasonably, that such bona fide Competing Proposal was a superior proposal to the Scheme.
10.	Termination

10.1	Mutual termination rights

A party may terminate this Agreement by written notice at any time before the scheduled time for implementation of the Scheme on the Implementation Date if:
(a)	(material breach)
(i)	the other party is in material breach of this Agreement before the Implementation Date;

(ii)	the first party gives the other party a notice setting out the relevant breach and stating an intention to terminate; and

(iii)	to the extent that the breach is capable of remedy, the other party does not remedy the breach by the earlier of five Business Days after it receives the notice or the scheduled time for implementation of the Scheme on the Implementation Date;
(b)	(approvals) the Resolutions are not approved by the requisite majorities at the Meeting; or

(c)	(regulatory intervention) a court or other Government Agency has issued a final and non-appealable order, decree or ruling or taken other action which permanently restrains or prohibits the Scheme.
10.2	Termination by ProLogis

ProLogis may terminate this Agreement by notice in writing to MPML at any time after entry into this Agreement and before the scheduled time for implementation of the Scheme on the Implementation Date:
(a)	if the MPML Independent Directors modify or withdraw their recommendation of the Scheme or publicly indicate that they no longer support the Scheme; or

(b)	if a Prescribed Occurrence occurs; or

(c)	in accordance with clause 3.5.
10.3	Termination by MPML

MPML may terminate this Agreement by notice in writing to ProLogis:
(a)	at any time before 9.00 am on the Implementation Date if the MPML Independent Directors modify or withdraw their recommendation in favour of the Scheme for either of the reasons referred to in clause 5.9(b); or

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(b)	at any time after entry into this Agreement and before the scheduled time for implementation of the Scheme on the Implementation Date, in accordance with clause 3.5.
10.4	Effect of termination

If this Agreement is terminated under clauses 3.5, 10.1, 10.2 or 10.3, the parties are discharged from further performance of their obligations under this Agreement. This discharge does not apply to:
(a)	any obligations which this Agreement provides expressly survive termination; and

(b)	any liability for a breach of this Agreement occurring before termination.
11.	GST

11.1	Definitions

In this clause 11:

Consideration has the meaning given by the GST Law.

GST has the meaning given by the GST Law.

GST Amount means in relation to a Taxable Supply the amount of GST payable in respect of that Taxable Supply.

GST Group has the meaning given by the GST Law.

GST Law has the meaning given by the A New Tax System (Goods and Services Tax) Act 1999 (Cth), or, if that Act does not exist means any Act imposing or relating to the imposition or administration of a goods and services tax in Australia and any regulation made under that Act.

Input Tax Credit has the meaning given by the GST Law and a reference to an Input Tax Credit entitlement of a party includes an Input Tax Credit for an acquisition made by that party but to which another member of the same GST Group is entitled under the GST Law.

Recipient has the meaning given by the GST Law.

Tax Invoice has the meaning given by the GST Law.

Taxable Supply has the meaning given by the GST Law excluding the reference to section 84-5 of the A New Tax System (Goods and Services Tax) Act 1999 (Cth).
11.2	GST to be added to amounts payable

If GST is payable on a Taxable Supply made under, by reference to or in connection with this Agreement, the party providing the Consideration for that Taxable Supply must also pay the GST Amount as additional Consideration. Payment of the GST Amount is conditional upon the prior delivery to the Recipient of a valid Tax Invoice.
11.3	Liability net of GST

Any reference in the calculation of any indemnity, reimbursement or similar amount to a cost, expense or other liability incurred by a party, must exclude the amount of any Input Tax Credit entitlement of that party in relation to the relevant cost, expense or other liability.

Implementation Agreement
11.4	GST obligations to survive termination

The parties’ rights and obligations under this clause 11 survive termination of this Agreement.

12.	General

12.1	Notices

Any communication under or in connection with this Agreement:
(a)	must be in writing;

(b)	must be addressed as shown below:
ProLogis North American Closed-End Industrial Fund REIT II LLC and ProLogis

Address:	4545 Airport Way, Denver, Colorado 80239

Fax:	1 303 567 5902

For the attention of:	General Counsel

MPML

Address:	Level 15
No. 1 Martin Place
Sydney NSW 2000

Fax:	61 2 8232 6510

For the attention of:	Geoff Lovell
(or as otherwise notified by that party to the other party from time to time);
(c)	must be signed by the party making the communication or by a person duly authorised by that party;

(d)	must be delivered or sent by fax to the number, of the addressee, in accordance with clause 12.1(b); and

(e)	will be deemed to be received by the addressee:
(i)	(in the case of prepaid post) on the third Business Day after the date of posting to an address within Australia, and on the fifth Business Day after the date of posting to an address outside Australia;

(ii)	(in the case of fax) at the local time (in the place of receipt of that fax) which then equates to the time at which that fax is sent as shown on the transmission report which is produced by the machine from which that fax is sent and which confirms transmission of that fax in its entirety, unless that local time is not a Business Day, or is after 5.00 pm on a Business Day, when that communication will be deemed to be received at 9.00 am on the next Business Day; and

(iii)	(in the case of delivery by hand) on delivery at the address of the addressee as provided in clause 12.1(b) unless that delivery is not made on a Business Day, or

Implementation Agreement
after 5.00 pm on a Business Day, when that communication will be deemed to be received at 9.00 am on the next Business Day.
12.2	Assignment
(a)	Subject to clause 12.2(b), a party cannot assign, novate or otherwise transfer any of its rights or obligations under this Agreement without the prior written consent of the other party.

(b)	ProLogis may, at any time before the Explanatory Memorandum is sent to Unitholders in accordance with clause 5.5(a)(v)(B), by notice in writing to MPML and without MPML’s consent assign all of ProLogis’ rights and obligations under this Agreement to an Entity which is under the control of ProLogis or which is under the control of an Entity which also controls ProLogis. For the purposes of this clause 12.2(b), “control” has the meaning given in section 50AA of the Corporations Act.
12.3	Expenses

Each party will pay its own costs and expenses in connection with the negotiation, preparation, execution and performance of this Agreement and the proposed, attempted or actual implementation of this Agreement and the Scheme.

12.4	Governing law and jurisdiction
(a)	This Agreement is governed by the laws of New South Wales.

(b)	Each party irrevocably submits to the non-exclusive jurisdiction of the courts of New South Wales and irrevocably waives any objection to the venue of any legal process being New South Wales on the basis that the process has been brought in an inconvenient forum.
12.5	Severability

A term or part of a term of this Agreement that is illegal or unenforceable may, provided that to do so would not materially change the commercial effect of the transaction between the parties, be severed from this Agreement and the remaining terms or parts of the term of this Agreement continue in force.

12.6	Consents

Any consent referred to in, or required under, this Agreement from any party may not be unreasonably withheld, unless this Agreement expressly provides for that consent to be given in that party’s absolute discretion.

12.7	Waiver
(a)	Failure to exercise or enforce or a delay in exercising or enforcing or the partial exercise or enforcement of any right, power or remedy provided by law or under this Agreement by any party will not in any way preclude, or operate as a waiver of, any exercise or enforcement, or further exercise or enforcement of that or any other right, power or remedy provided by law or under this Agreement.

(b)	Any waiver or consent given by any party under this Agreement will only be effective and binding on that party if it is given or confirmed in writing by that party.

Implementation Agreement
(c)	No waiver of a breach of any term of this Agreement will operate as a waiver of another breach of that term or of a breach of any other term of this Agreement.
12.8	Amendments

This Agreement may only be varied by a document signed by or on behalf of each of the parties.

12.9	No merger

The rights and obligations of the parties will not merge on completion of any transaction under this Agreement. They will survive the execution and delivery of any assignment or other document entered into for the purpose of implementing any transaction.

12.10	Further assurances

Each party will promptly do and perform all further acts and execute and deliver all further documents (in form and content reasonably satisfactory to that party) required by law or reasonably requested by any other party to give effect to this Agreement.

12.11	Entire agreement

This Agreement supersedes all previous agreements in respect of its subject matter and embodies the entire agreement between the parties in respect of its subject matter.

12.12	Counterparts

This Agreement may be executed in any number of counterparts which together constitute one instrument. A party may execute this Agreement by signing any counterpart.

13.	Guarantee

13.1	Undertaking

In consideration of MPML entering into this agreement, the Guarantor:
(a)	unconditionally and irrevocably guarantees to MPML on demand, the due and punctual performance by ProLogis of all the obligations of ProLogis under this Agreement; and

(b)	as a separate and additional liability, indemnifies MPML in respect of all liability which may be incurred by reason of any default or delay by ProLogis in the due and punctual performance of the obligations of ProLogis under this Agreement.
13.2	Liability unaffected by other events

The liability of the Guarantor under this clause 13 is not affected by anything which, but for this clause 13.2, might operate to release or exonerate the Guarantor in whole or in part from its obligations including without limitation any nomination of the ProLogis Nominee pursuant to clause 3.6 or any assignment pursuant to clause 12.2(b) and no consent is required by the Guarantor to any ProLogis Nominee or assignee.
13.3	Principal obligation

This clause shall:

Implementation Agreement
(a)	be a principal obligation of the Guarantor and shall not be treated as ancillary or collateral to any right or obligation;

(b)	extend to cover this Agreement as amended, varied or replaced in accordance with clause 12.8; and

(c)	be a continuing guarantee and indemnity and shall remain in full force and effect for so long as ProLogis has any liability or obligation to MPML and until all those liability or obligations are full discharged.

Implementation Agreement
Annexure 1
Deed Poll

Date	2007

Parties

1.	ProLogis, a Maryland real estate investment trust with its head office at 4545 Airport Way, Denver, Colorado 80239 (ProLogis); and

in favour of:

Each holder of fully paid ordinary units in Macquarie ProLogis Trust (ARSN 100 649 536) (Scheme Unitholders)

Recitals

A	ProLogis and Macquarie ProLogis Management Limited, as responsible entity of the Macquarie ProLogis Trust (MPML), have entered into an implementation agreement dated 16 April 2007 (the Implementation Agreement) under which they each agree to take certain steps to implement the Scheme (as defined therein).

B	In accordance with the Implementation Agreement, ProLogis is entering into this Deed to covenant in favour of Scheme Unitholders that it will observe and perform its obligations under the Scheme.
Operative provisions.
1.	Definitions and Interpretation

1.1	Definitions

Unless expressly defined in this deed poll, terms defined in the Implementation Agreement have the same meaning in this deed poll.

1.2	Interpretation

In this deed poll, headings and boldings are for convenience only and do not affect the interpretation of this deed poll and, unless the context requires otherwise:
(a)	words importing the singular include the plural and vice versa;

(b)	words importing a gender include any gender;

Implementation Agreement
(c)	other parts of speech and grammatical forms of a word or phrase defined in this deed poll have a corresponding meaning;

(d)	an expression importing a natural person includes any company, partnership, joint venture, association, corporation or other body corporate and any Government Agency;

(e)	a reference to any thing (including any right) includes a part of that thing, but nothing in this paragraph implies that performance of part of an obligation constitutes performance of the obligation;

(f)	a reference to a clause, party, annexure, exhibit or schedule is a reference to a clause of, and a party, annexure, exhibit and schedule to, this deed poll and a reference to this deed poll includes any annexure, exhibit and schedule;

(g)	a reference to a statute, regulation, proclamation, ordinance or by-law includes all statutes, regulations, proclamations, ordinances or by-laws amending, consolidating or replacing it, and a reference to a statute includes all regulations, proclamations, ordinances and by-laws issued under that statute;

(h)	a reference to an agreement other than this deed poll includes an undertaking, deed, agreement or legally enforceable arrangement or understanding whether or not in writing;

(i)	a reference to a document includes all amendments or supplements to, or replacements or novations of, that document;

(j)	a reference to a document includes any agreement in writing, or any certificate, notice, instrument or other document of any kind;

(k)	a reference to a party to a document includes that party’s successors and permitted assigns;

(l)	a reference to an asset includes all property of any nature, including a business, and all rights, revenues and benefits;

(m)	a reference to dollars and $ is a reference to the lawful currency of the Commonwealth of Australia;

(n)	a reference to any time is a reference to that time in Sydney;

(o)	a reference to a body (including an institute, association or authority), other than a party, whether statutory or not:
(i)	that ceases to exist; or

(ii)	whose powers or functions are transferred to another body,
is a reference to the body that replaces it or substantially succeeds to those of its powers or functions that relate to the subject matter of this deed poll;

(p)	a reference to anything that any party must do, or not do, includes:
(i)	its acts, defaults and omissions, whether direct or indirect, and whether on its own account, or for or through any other person; and

(ii)	acts, defaults and omissions that it permits or suffers to be done, or not done, by any other person;
(q)	a reference to anything done or not done by a trust includes a reference to things done or not done by the trustee of the trust in the trustee’s capacity as trustee of the trust; and

Implementation Agreement
(r)	use of the expressions “include” and “in particular” does not limit the generality of the preceding words, or exclude anything not expressly included or particularised.
1.3	Business Day

Except where otherwise expressly provided, where under this deed poll the day on which any act, matter or thing is to be done is a day other than a Business Day, such act, matter or thing will be done on the next Business Day.

2.	Conditions Precedent and Termination

2.1	Conditions precedent

ProLogis’s obligations under clause 3 are subject to the Conditions Precedent in clause 3.1 of the Implementation Agreement being satisfied or, where permitted, waived in accordance with clause 3 of the Implementation Agreement.

2.2	Termination

ProLogis’s obligations under this deed poll terminate automatically upon the termination of the Implementation Agreement.

3.	Payment of subscription price by ProLogis

Subject to satisfaction by MPML of its obligations on implementation of the Scheme, ProLogis covenants to cause the ProLogis Nominee to subscribe for, and pay the subscription price for, Units in accordance with clause 4.1 (and, where applicable, clause 4.2) of the Implementation Agreement.

4.	Other Transaction Steps

Subject to any applicable laws and the ASX Listing Rules, ProLogis must execute all documents and take all necessary action within its power to implement the other Transaction Steps for which it is responsible as soon as reasonably practicable.

5.	Warranties

ProLogis warrants to each Unitholder on the date of this deed poll and the Implementation Date that:
(a)	(status) ProLogis is a company duly incorporated and validly existing under the laws of the place of its incorporation;

(b)	(power) ProLogis has the power to enter into and perform its obligations under this deed poll to carry out the transactions contemplated by this deed poll;

(c)	(corporate authorisations) ProLogis has taken all necessary corporate action to authorise the entry into and performance of this deed poll and to carry out the transactions contemplated by this deed poll;

Implementation Agreement
(d)	(valid obligations) subject to laws generally affecting creditors’ rights and the principles of equity, each of ProLogis’s obligations under this deed poll is valid and binding and is enforceable against ProLogis in accordance with the terms of this deed poll;

(e)	(transactions permitted) the execution and performance by ProLogis of this deed poll and each transaction contemplated under this deed poll did not and will not violate in any respect a provision of:
(i)	a law or treaty or a judgment, ruling, order or decree of a government or governmental authority or agency binding on ProLogis;

(ii)	ProLogis’s constitution or other constituent documents; or

(iii)	any other document or agreement which is binding on ProLogis or its assets;
6.	Stamp Duty

ProLogis must pay all stamp duty (if any) imposed on this deed poll and on any instrument or other document executed to give effect to this deed poll.

7.	Notices

Any communication under or in connection with this deed poll:
(a)	must be in writing;

(b)	must be addressed as shown below:

ProLogis

Address:	4545 Airport Way, Denver, Colorado 80239

Fax:	1 303 567 5902

For the attention of:	General Counsel
(or as otherwise notified by ProLogis to the sender);

(c)	must be signed by the party making the communication or by a person duly authorised by that party;

(d)	must be delivered or sent by fax to the number, of the addressee, in accordance with clause 7.1(b); and

(e)	will be deemed to be received by the addressee:
(i)	(in the case of prepaid post) on the third Business Day after the date of posting to an address within Australia, and on the fifth Business Day after the date of posting to an address outside Australia;

(ii)	(in the case of fax) at the local time (in the place of receipt of that fax) which then equates to the time at which that fax is sent as shown on the transmission report which is produced by the machine from which that fax is sent and which confirms transmission of that fax in its entirety, unless that local time is not a Business Day, or is after 5.00 pm on a Business Day, when that communication will be deemed to be received at 9.00 am on the next Business Day; and

Implementation Agreement
(iii)	(in the case of delivery by hand) on delivery at the address of the addressee as provided in clause 7.1(b) unless that delivery is not made on a Business Day, or after 5.00 pm on a Business Day, when that communication will be deemed to be received at 9.00 am on the next Business Day.
8.	General

8.1	Nature of deed poll
(a)	ProLogis acknowledges that any Unitholder from time to time may rely on and enforce this deed poll in accordance with its terms even though the Unitholders are not party to it.

(b)	This deed poll is irrevocable and, subject to clause 2, remains in full force and effect until:
(iv)	ProLogis has fully performed all its obligations under this deed poll; or

(v)	the earlier termination of this deed poll under clause 2.
8.2	Governing law and jurisdiction
(a)	This deed poll is governed by the laws of New South Wales.

(b)	ProLogis irrevocably submits to the non-exclusive jurisdiction of the courts of New South Wales and irrevocably waives any objection to the venue of any legal process being New South Wales on the basis that the process has been brought in an inconvenient forum.
8.3	Severability

A term or part of a term of this deed poll that is illegal or unenforceable may be severed from this deed poll and the remaining terms or parts of the term of this deed poll continue in force.

8.4	Waiver
(a)	Failure to exercise or enforce or a delay in exercising or enforcing or the partial exercise or enforcement of any right, power or remedy provided by law or under this deed poll by a person will not in any way preclude, or operate as a waiver of, any exercise or enforcement, or further exercise or enforcement of that or any other right, power or remedy provided by law or under this deed poll.

(b)	Any waiver or consent given by a person under this deed poll will only be effective and binding on that person if it is given or confirmed in writing by that person.

(c)	No waiver of a breach of any term of this deed poll will operate as a waiver of another breach of that term or of a breach of any other term of this deed poll.
8.5	Amendments

This deed poll may not be varied unless the variation is agreed to by MPML in writing. ProLogis will then execute a further deed poll in favour of the Unitholders giving effect to such amendment.

8.6	Assignment

The rights and obligations of a person under this deed poll are personal. They cannot be assigned, novated or otherwise transferred, and no person shall attempt or purport to do so.

Implementation Agreement
     Executed as a deed poll.

Signed for ProLogis a Maryland Real Estate Investment Trust, by its authorised representative in the

presence of:	Authorised Representative Signature

Witness Signature	Print Name

Print Name	Position

Implementation Agreement
Annexure 2
Timetable
Note: BD = Business Day

Date	Event

T (execution date)	MPML announces the Scheme proposal.

T + 3 BD	MPML appoints an independent expert (see clause 5.1).

Each party applies for all relevant Regulatory Approvals which it requires to be able to implement the Scheme (see clause 5.5(b)).

T + 19 BD	MPML obtains confirmation from the ASX that it does not object to the draft MPR Constitution Modifications or the draft Explanatory Memorandum (see clause 5.5(a)(iv)).

T + 19 BD	MPML receives independent expert’s report (see clause 5.2(b)).

T + 20 BD	MPML commences printing of the Explanatory Memorandum and proxy form (see clause 5.5(a)(v)).

T + 23 BD	ProLogis executes the Deed Poll (see clause 5.5(c)).

MPML releases the Explanatory Memorandum and proxy form to the ASX (see clause 5.5(a)(v)(A)).

MPML commences the sending of the Explanatory Memorandum and proxy form to Unitholders (see clause 5.5(a)(v)(B)).

MPML instructs Macquarie ProLogis Management Limited (as responsible entity of the Macquarie ProLogis Income Trust) to issue an Issuer Realisation Notice (as defined in the SHEDS Terms of Issue) in respect of all the SHEDS then on issue in accordance with clause 5.3(a) of the SHEDS Terms of Issue.

T + 23 BD + 24 days	Meeting of Unitholders to consider and, if thought fit, approve the Resolutions (see clause 5.5(d)).

T + 24 BD + 24 days
•      MPML lodges a copy of the MPR Constitution Modifications with ASIC and a consolidated copy of the MPR Constitution (as amended by the MPR Constitution Modifications) if requested by ASIC (see clause 5.5(e)(i)). MPR Constitution Modifications take effect upon ASIC lodgement.

• MPML lodges all other notices and forms required by law or ASX Listing Rules to be lodged with ASIC or ASX in relation to the Resolutions (see clause 5.5(e)(ii)).

• MPML takes all steps necessary to close out the MPR Relevant Derivatives and MPIT Relevant Derivatives so that the Special Distribution can be paid on the Implementation Date.

T + 26 BD + 24 days	Trading Cessation Date: Parties to use reasonable endeavours to ensure that the ASX suspends trading in Units no later than the close of trade on this date (see clause 5.5(f)).

7.00pm on T + 31 BD + 24 days	Record Time

T + 32 BD + 24 days	Pre-Implementation Date:

Implementation Agreement

Date	Event
• All Units held by each Scheme Participant referred to in clause 4.2(c) at the Record Time are redeemed by MPML (see clause 4.2).

• ProLogis causes the ProLogis Nominee to subscribe for Units in accordance with clause 4.2.

• Moneys are paid into account in accordance with clause 4.2.

• MPML determines to distribute the Special Distribution.

T + 33 BD + 24 days	Implementation Date:

•     All Units on issue (other than the Units subscribed for by the ProLogis Nominee under clause 4.1(a) and any Units subscribed for by the ProLogis Nominee under clause 4.2(a)(i)) are redeemed by MPML (see clause 4.1).

• ProLogis causes the ProLogis Nominee to subscribe for Units in accordance with clause 4.1.

T + 35 BD + 24 days	MPML pays net Redemption Price and Special Distribution to Scheme Participants in accordance with clause 4.5.

T + 36 BD + 24 days	Cessation of listing of MPR

Implementation Agreement
Annexure 3
MPR Constitution Modifications
1.	(Definitions): Clause 27 – insert the following definitions:
(a)	“Implementation Agreement” means the implementation agreement entered into between ProLogis North American Closed-End Industrial Fund REIT II LLC, ProLogis and Macquarie ProLogis Management Limited, as responsible entity of the Trust dated 16 April 2007 a copy of which is attached as Annexure A to this constitution.

(b)	“ProLogis” means ProLogis North American Closed-End Industrial Fund REIT II LLC, a Delaware limited liability company with its office at 4545 Airport Way, Denver, Colorado 80239.

(c)	“ProLogis Nominee” has the meaning given in the Implementation Agreement.

(d)	“Implementation Date” has the meaning given in the Implementation Agreement.

(e)	“Pre-Implementation Date” has the meaning given in the Implementation Agreement.

(f)	“Scheme Participant” has the meaning given in the Implementation Agreement.

(g)	“Scheme Proposal” has the meaning given in clause 28.1.

(h)	“Scheme Redemption Price” has the meaning given to the term “Redemption Price” in the Implementation Agreement.
2.	(Application Price for Units issued to ProLogis): Clause 4.1 – replace “and (e)” in clause 4.1(f) with “,(e) and (ee)” and insert the following as a new paragraph (ee) after paragraph (e):
“(ee)	if Units are to be issued to ProLogis in accordance with clause 4.1 or 4.2(a) or any Unitholder in accordance with clause 4.2(b) of the Implementation Agreement, then the Units will be issued at an Application Price per Unit equal to the Scheme Redemption Price per Unit;”.
3.	(Redemption Price): Clause 6 – replace “a Unit must” in clause 6.1 with “and subject to clause 6.5, a Unit must” and insert “and subject to clause 6.5” before “the Redemptions Price pursuant” in clause 6.4 and insert the following as a new clause 6.5:
“6.5	Any Units redeemed in accordance with clause 7.10A or 7.10B, are to be redeemed at a Redemption Price equal to the Scheme Redemption Price.”
4.	(Redemption required by Implementation Agreement): Clause 7 – insert the following as a new clauses 7.10A and 7.10B:
“7.10A	On the Pre-Implementation Date, the Manager will effect a redemption of all of the Units held by each Scheme Participant who is the registered holder of any Units referred to in clause 5.2(c)(iii) of the Implementation Agreement and will pay the Scheme Redemption Price for the Units so redeemed in accordance with the Implementation Agreement.

7.10B	On the Implementation Date, the Manager will effect a redemption of all of the Units on issue (other than the Units subscribed for by the ProLogis Nominee under clause 4.1(a) of the Implementation Agreement and any Units subscribed for by the ProLogis Nominee

Implementation Agreement
under clause 4.2(a)(i) of the Implementation Agreement) and will pay the Redemption Price for the Units so redeemed in accordance with the Implementation Agreement.
5.	(Entitlement): Clause 9.5 – replace “clause 9.15 or 9.31” with “clause 9.9, 9.15 or 9.31”.
5.	(Interim distributions): Clause 9.9 – delete the current clause and replace with the following:
9.9	The Manager may determine to make interim distributions to Members of all or a pro rata portion of the estimated distributable income of the Trust for or in relation to a Quarter. If the Manager determines to make a distribution in respect of such a Quarter, the relevant amount of income is to be transferred to the Distribution Account and the provisions of this clause 9 will apply in relation to the distribution of that income to the Members as if that distribution was in respect of a Distribution Period. If an amount is transferred to the Distribution Account pursuant to this clause 9.9, there is to be an equivalent reduction in the amount required to be transferred to the Distribution Account pursuant to clause 9.7 in respect of the relevant Distribution Period and the provisions of clause 9.10 will apply in relation to the balance of the Distributable Income transferred to the Distribution Account.
6.	(Duration of the Trust): Clause 20 – replace “The Trust terminates” in clause 20.2 with “Subject to clause 20.2A, the Trust terminates” and insert the following as a new clause 20.2A:

“20.2A Clause 20.2(a) shall not apply in relation to a removal of the Trust from the Official List where that removal is a result of the redemption of all of the Units on issue other than certain Units held by the ProLogis Nominee in accordance with clauses 7.10A and/or 7.10B and the Implementation Agreement.”

7.	(General authorisation): insert a new Clause 26A:

26A ProLogis Scheme
26A.1	The Manager may enter into an arrangement in relation to the ProLogis Nominee becoming the sole Member of the Trust as provided for in the Implementation Agreement and described in the Notice of Meeting and Explanatory Memorandum issued by the Manager dated on or around [*] (Scheme Proposal) if approved by Resolutions set out in that Notice of Meeting.

26A.2	If the Scheme Proposal is approved by Members in accordance with clause 26A.1, whether such approval is given before or after clause 26A.1 comes into effect, then from the later of the date of such approval or such other date as clause 28.1 comes into effect:
(a)	the Scheme Proposal binds the Manager and all present and future Members notwithstanding that particular Members may not have approved the Scheme proposal;

(b)	the Manager and, so far as is relevant, the Members, must give effect to the Scheme Proposal in accordance with its terms;

(c)	the terms of this clause 26A prevail to the extent necessary in the event of any inconsistency with the other terms of this Constitution other than clauses 22.3, 22.3A, 22.3B and 22.5;

(d)	subject to section 601GC(2) of the Corporations Act, the Manager shall not have any liability of any nature to Members beyond the assets of the Trust out of which the Manager is actually indemnified arising directly or indirectly from the

Implementation Agreement
Manager doing or refraining from any act pursuant to or in connection with the Scheme Proposal; and

(e)	the Manager may amend the terms of the Scheme Proposal if such amendment is not inconsistent with the approval given by Members or such amendment does not adversely affect the rights of the Members and this clause 26A shall apply to the Scheme Proposal as amended.
26A.3	If the Scheme Proposal is approved by Members, the Manager will have power to do all things which it considers necessary, desirable or reasonably incidental go give effect to the Scheme Proposal and the Implementation Agreement, including power to:
(a)	redeem, transfer or cancel Units;

(b)	execute any documents including any application for redemption or issue of Units as agent and attorney for or on behalf of all or any Members;

(c)	issue further Units as well as evidence of entitlement in respect of such Units;

(d)	seek suspension from trading of Units;

(e)	seek the removal of the Trust from the Official List of the ASX and the cessation of quotation of Units;

(f)	suspend the registration of transfers of Units; and

(g)	make distributions of income or capital from the Trust; and

(h)	deduct any amount from the Redemption Price of Units in relation to tax in accordance with clause 4.2 of the Implementation Agreement.
8.	The Implementation Agreement is appended to the constitution as Annexure A.

Implementation Agreement
Annexure 4
Relevant Derivatives
Part A — MPR Relevant Derivatives

Date of Master	Date of Amending			Type of
Agreement	Agreement	Party A	Party B	Contracts

15 December 2005	N/A	Macquarie ProLogis Management Pty Ltd as responsible entity for Macquarie ProLogis Trust	UBS AG	SWAPS

20 June 2002	14 December 2005	Macquarie ProLogis Management Pty Ltd as responsible entity for Macquarie ProLogis Trust	Macquarie Bank Ltd	SWAPS

12 December 2005	26 April 2006	Macquarie ProLogis Management Pty Ltd as responsible entity for Macquarie ProLogis Trust	Citibank NA	SWAPS

8 November 2006	N/A	Macquarie ProLogis Management Pty Ltd as responsible entity for Macquarie ProLogis Trust	Societe Generale	SWAPS
Part B — MPIT Relevant Derivatives

Date of Master	Date of Amending			Type of
Agreement	Agreement	Party A	Party B	Contracts

10 May 2005	N/A	Macquarie ProLogis Management Pty Ltd as responsible entity for Macquarie ProLogis Income Trust	Macquarie Bank Ltd	SWAPS

Implementation Agreement
Executed as an agreement.

Signed for ProLogis North American Closed-End Industrial Fund REIT II LLC, a Delaware limited liability company, by its authorised representative in the presence of:	/S/ WALTER C. RAKOWICH

Authorised Representative Signature

/S/ JOAN C. SAVAGE	WALTER C. RAKOWICH

Witness Signature	Print Name

JOAN C. SAVAGE	President, COO

Print Name	Position

Signed for ProLogis, a Maryland Real Estate Investment Trust, by its authorised representative in the presence of:	/S/ WALTER C. RAKOWICH

Authorised Representative Signature

/S/ JOAN C. SAVAGE	WALTER C. RAKOWICH

Witness Signature	Print Name

JOAN C. SAVAGE	President, COO

Print Name	Position

Executed by Macquarie ProLogis Management Limited (as responsible entity of Macquarie ProLogis Trust):

/S/ T. GERBER	/S/ JOHN WRIGHT

Director Signature	Director/Secretary Signature

T. GERBER	JOHN WRIGHT

Print Name	Print Name